Exhibit 10.33

PharmAthene, Inc.

Confidential Materials Omitted and Filed Separately with the

Securities and Exchange Commission

Confidential Portions denoted by [***]

MASTER SERVICES AGREEMENT

THIS AGREEMENT is made this 15th day of December 2004 between:

1.             AVECIA LIMITED whose registered office is at PO Box 42, Hexagon House, Blackley, Manchester, M9 8ZS acting through its Avecia Biotechnology business (“Avecia”); and

2.             THE SECRETARY OF STATE FOR DEFENCE, acting through the Defence Science and Technology [***].

WHEREAS

(A)          Dstl has expertise in the non-clinical, clinical and regulatory development of vaccines and support of programmes therefor (“the Field”).  Dstl also has expertise in the conduct of Good Laboratory Practice (“GLP”) potency assays.

(B)           Avecia has been awarded a contract from the National Institute of Allergy and Infectious Diseases (“NIAID”) (part of the United States Government) (Contract No. [***]) under which Avecia will, inter alia, continue to develop a recombinant [***] based on a single sub-unit protective antigen [***] and carry out Phase II clinical trials in respect of the Vaccine (“the Prime Contract”).

(C)           Avecia wishes to enter into an arrangement with Dstl in order to make use of Dstl’s expertise to assist Avecia to fulfil its obligations under the Prime Contract.

(D)          Dstl is willing to enter into an arrangement with Avecia on the following conditions.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.             Performance of the Services

1.1           Subject to the terms and conditions hereinafter set out Avecia engages Dstl and Dstl undertakes to give professional advice and assistance to Avecia in the Field and, in particular, to provide the services listed in more detail in Schedule 1.  Such advice, assistance and services are referred to in this Agreement as “the Services”.

1.2           The Services shall be performed at the times and locations mutually agreed between the parties.

1.3           Dstl warrants that:

1.3.1       it shall perform the Services to the best of its ability and in accordance with the standards of care and skill to be reasonably expected of a provider of similar services competent in the Field; and

1.3.2       all personnel employed by Dstl to carry out the Services shall be suitably qualified and accredited with appropriate professional organisations and no principal or employee of Dstl has been debarred by United States Food and Drug Administration, nor have debarment or disqualification proceedings been commenced and Dstl agrees to notify Avecia promptly if such proceedings are commenced.

2.             Performance of GLP Potency Assays

2.1           Dstl shall carry out the potency assays (“the GLP Potency Assays”) in accordance with GLP (in compliance with The United Kingdom Good Laboratory Practice Monitoring Authority) and in accordance with the provisions of Schedule which relate to the GLP Potency Assays.

2.2           For Drug Product release testing or Stability testing, Dstl shall complete the required analysis and provide to Avecia QC (Billingham) and nominee (i.e. stability site) finalised QA reviewed potency results, approved by Dstl’s Quality Assurance unit, in respect of each sample of the Vaccine on which a potency assay has been carried out, within 75 calendar days of the mutually agreed assay start date of such sample set out in Schedule 2.  This deadline may be extended in exceptional or unforeseen circumstances by mutual agreement between Avecia and Dstl.  In the event that Dstl is either unable to:  (i) complete the GLP Potency Assays within the 75 calendar day period above or (ii) carry out the number of GLP Potency Assays agreed between the parties pursuant to Schedule 2, then in each case Dstl shall prioritise the GLP Potency Assays as directed in writing by Avecia subject to mutual agreement between Avecia and Dstl.  In such cases it is understood that it shall take longer than 75 calendar days for Dstl to provide the finalised QA reviewed potency results.  All such requests for prioritisation shall be issued in writing by Sean Doherty, QC Vaccines Manager, Avecia QC (Billingham) for the attention of [***]. [***] shall have no liability to Avecia for any delay to Avecia’s programme of work under the Prime Contract which arises as a result of late delivery of an approved report where such late delivery is as a consequence of late delivery of the relevant sample by Avecia or its subcontractors or where a sample is delivered which does not comply with the agreed sample presentation as defined in the Quality Agreement set out at Schedule 5, or to the extent that such delay is caused by Avecia’s instruction to Dstl regarding prioritisation of the work.

2.3           If the report delivered to Avecia is discovered to be inaccurate or Dstl fails to carry out the GLP Potency Assays in accordance with GLP and in accordance with the provisions of Schedule 2 which relate to the GLP Potency Assays, Dstl shall repeat the GLP Potency Assays at a time directed by Avecia (taking into consideration the impact on the schedule for other GLP Potency Assays, but otherwise at Dstl’s own expense and at no additional cost to Avecia.

2.4           Dstl shall complete all development activities related to the potency assay by the date for completion thereof stated in Schedule 1.

2.5           Dstl shall complete the validation of the potency assay, which includes the preparation of an approved validation report by the date for completion thereof stated in Schedule 1.

2.6           For the purpose of permitting a quality and compliance audit, including to ascertain compliance with GLP, Dstl shall grant to authorised representatives of Avecia and NIAID, upon reasonable notice, access to the Facility.  Dstl shall promptly respond to NIAID’s or Avecia’s request and the parties shall agree on the time, scope and manner of the audit.  Such access shall be granted subject to the following provisions:

2.6.1       Avecia and/or NIAID shall bear the cost of such audit unless such audit ascertains non-compliance with GLP or other agreed quality related issues.

2.6.2       Prior to any audit involving NIAID personnel, Avecia shall procure the entry by NIAID into a confidentiality agreement between Dstl and NIAID to ensure the confidentiality of Dstl’s information.

2.6.3       Access shall be subject to and in compliance with Dstl and MOD Visitor and Security procedures.

2.6.4       Prior to any audit Avecia shall submit in writing to Dstl for approval, a list of those representatives who may need to enter the site for the purpose of, or in connection with, the audit, giving such particulars as Dstl may require, including full details of birthplace and parentage of any such Representative who:  a) was not born in the United Kingdom; or b) if he was born in the United Kingdom, was born of parents either or both of whom were not born in the United Kingdom.

2.6.5       Prior to the commencement of the audit Dstl shall notify Avecia in writing which representatives have been approved for admission to the site.

2.6.6       Notwithstanding the provisions above if, in the opinion of Dstl, any representative shall misconduct himself, or it shall not be in the public interest for any person to be allowed access, then Avecia or NIAID shall remove such person without delay on being required to do so.

2.6.7       The decision of Dstl upon any matter arising under Clauses 2.6.3 to 2.6.6 inclusive shall be final and conclusive.

3.             Duration

This Agreement shall be deemed to have commenced on 1st October 2003 and shall continue for the period of the Prime Contract or any extension, variation or replacement thereof, currently estimated to be 13th October 2006.

4.             Price and Payment

4.1           The consideration for the Services and the GLP Potency Assays is set out in Schedule 3 (“the Pricing Schedule”).

4.2           Dstl shall issue monthly invoices in arrears in respect of the cost of the Services and the GLP Potency Assays set out in Parts A and B of the Pricing Schedule on the 8th day of each month and Avecia shall pay such sums by the end of the month following the month of the date of the relevant invoice, subject to formal sign-off by Avecia that the breakdowns submitted under Clause 4.5 represent an accurate reflection of the work carried out during the period invoiced.  Avecia shall make payment by means of the Bankers Automated Clearing Service (BACS) directly into Dstl’s nominated bank account.

4.3           In addition to payment of the cost of the Services and the GLP Potency Assays, Avecia shall pay to Dstl the fee set out in Part C of the Pricing Schedule.  The total fee shall be payable in monthly instalments as described in Part C of the Pricing Schedule from the date of signature of this Agreement.  Dstl shall issue a separate invoice for each monthly instalment of the fee, which shall be separate from the Dstl Invoice for costs rendered under Clause 4.2 above.  Avecia shall settle such invoices by the end of the month following the month of the date of the invoice.

4.4           Since the total fee is a percentage of actual cost, as set out in Part C of the Pricing Schedule, a review mechanism will be put in place whereby appropriate adjustments to the fee are made to ensure that it is in line with actual cost.  The review period will be six monthly.

4.5           Avecia shall, in its sole discretion, have the right to withhold payment of any invoice submitted under Clause 4.3 if Dstl does not perform according to the performance targets set out in Clauses 2.2, 2.4 and 2.5 of this Agreement and in accordance with Schedule 1, as assessed by Avecia’s Contracting Officer.  In the event that Dstl disputes Avecia’s assessment of Dstl’s performance, the provisions of Clause 16.2 shall apply.

4.6           Dstl shall keep activity records detailing the work carried out by it under this Agreement, including a breakdown of the number of hours spent by each person in carrying out such work.  Dstl shall provide a breakdown of the number of hours spent by each person in carrying out the work under this Agreement with each invoice submitted under Clause 4.2.  Avecia shall be entitled to inspect all activity records and supporting documentation at Dstl’s premises on reasonable notice and during normal business hours.

4.7           Dstl will not make any purchase or incur any liability on behalf of Avecia nor in any way bind Avecia nor do anything likely to cause Dstl to be taken by third parties as acting as an agent of Avecia, except with Avecia’s specific prior written authorisation.

4.8           Dstl will be responsible for all income tax liabilities and national insurance or similar contributions in respect of any fees payable hereunder and hereby agrees to indemnify Avecia in respect of any claims which may be made against Avecia by the relevant authorities in respect of income tax or national insurance or similar contributions and any costs, interest, penalties and gross up which may be found due in respect of such fees.

4.9           With the exception of Avecia’s review of [***] activity records and supporting documentation which shall take place under Clause 4.6 above, any financial audit shall take place in the following manner:

4.9.1        [***] shall make available for inspection and/or audit all records mutually agreed as necessary to substantiate its performance under this Agreement.  Said records are subject to inspection and audit by appropriate audit agencies.  Dstl agrees to retain any and all records associated with this Agreement for three (3) years following Avecia’s final payment and until such time as any disputes arising therefrom are resolved.  All audit disallowances under this Agreement shall be the responsibility of Dstl.

4.9.2        [***] shall maintain accurate records of all costs incurred in the performance of this work.  Dstl warrants that it conducts audits, which it believes meet the standards as required by OMB Circulars, federal cost principles, or cost accounting standards applicable to its performance as a recipient of US Government funds, that such audit has revealed no material findings and agrees to provide Avecia with audit report(s) attesting to the fact that Dstl’s records covering the period of this Agreement have been audited in accordance with such requirements.

5.             Confidentiality

5.1           [***] shall at all times while this Agreement remains in force and thereafter keep confidential any and all commercial and technical information relating to any of the existing or planned products, business, research and/or development activities, customers and suppliers of Avecia and/or any subsidiary or associated company of Avecia and all other information relating to Avecia and/or any subsidiary or associated company of Avecia and/or to any of the activities or financial affairs of Avecia or any such subsidiary or associated company which it may acquire or to which he may have access during or by virtue of its participation in this Agreement and any information generated in its provision of the Services and performance of the GLP Potency Assays (“the Confidential Information”).  The Confidential Information shall be used by Dstl for the sole purpose of fulfilling its obligations under this Agreement and shall not at any time while this Agreement is in force or thereafter be disclosed by Dstl to any third party without the prior written consent of Avecia.  PROVIDED THAT Dstl shall have the right to use, or have used, any information generated in its performance of the tasks allocated to it under this Agreement for any United Kingdom Government purpose free of any payments to Avecia, its subcontractors or the US Government.

5.2           The obligations of confidentiality contained in Clause [***] shall not apply to any Confidential Information which:

(a)

is now or hereafter becomes available to the public otherwise than by a breach of this Agreement: or

(b)

in the case of Confidential Information received by Dstl from Avecia Dstl can show that such Confidential Information was in its possession free from obligations of confidentiality prior to such receipt; or

(c)

is received by Dstl from a third party who has not directly or indirectly received it from Avecia and who has not imposed any restrictions as to its disclosure.

6.             Intellectual Property

6.1           In this Article 6, the following terms shall have the meanings attributed to them:

Background IP	Intellectual Property generated by [***]:

(1) prior to this Agreement,
(2) independently of this Agreement, or

and, in any case, necessary for the performance of the Prime Contract.

Development Contract	the contract between Dstl and Avecia dated 19th February 2002 under which Avecia carved out process development and production work in relation to the Vaccine on behalf of Dstl.

Foreground IP	Intellectual Property generated by Dstl under this Agreement.

Intellectual Property	all know-how, inventions, discoveries, devices, data, utility models, patents, designs, copyrights, or other industrial or intellectual property and all applications therefor.

6.2           Dstl grants to Avecia a royalty-free, world-wide licence (with the right to grant sub-licences) to use Background 1P to perform the Prime Contract, and any other contract awarded by NIAID which covers the same or substantially similar work to that covered by the Prime Contract.  PROVIDED THAT no rights are hereby granted to Avecia to use, or have used, Background IP for the manufacture and supply of doses of recombinant protective antigen anthrax vaccine which meet the regulatory deliverables as required for drug licensure in the USA, which rights are already available to Avecia under the licence agreement reference [***] offered by Dstl to Avecia on 29th April 2004.

6.3           In addition to the licence referred to in Clause 6.2, with respect to any Foreground IP, including subject inventions in which Dstl retains title under FAR clause [***], Avecia shall have a nonexclusive, non-transferable, irrevocable, paid-up licence to practice or have practiced for or on behalf of Avecia the subject invention throughout the world.  Dstl shall ensure that it secures these rights for Avecia when placing sub-contracts under this Agreement.

6.4           In consideration for the licences set out in Clauses 6.2 and 6.3, Avecia shall supply to Dstl, a complete set of all data produced by Avecia and its subcontractors (other than Dstl) in the performance of the Prime Contract, and Dstl shall have the right to use, or have used, the said data, free of any payments to Avecia, its subcontractors or the US Government, for any United Kingdom Government purpose.  Avecia shall ensure that it secures these rights for Dstl when placing sub-contracts under the Prime Contract.  For the avoidance of doubt, if and to the extent that the said data includes Avecia’s Background Intellectual Property (as defined in the Development Contract), then nothing in this Clause 6.4 shall be construed so as to vary Avecia’s rights in respect of such Background Intellectual Property set out in clause 7.1 of the Development Contract.

7.             Termination

7.1           Avecia may terminate this Agreement immediately by notice in writing at any time.

7.2           Upon termination of this Agreement, Dstl, if requested by Avecia, shall immediately deliver up to Avecia all copies of and other embodiments of any work in progress pursuant to the Services or the GLP Potency Assays and any correspondence, documents, specifications, and any other property belonging to Avecia or NIAID which may be in its possession.

7.3           In the event of termination for any reason, the provisions of FAR Clause [***], incorporated by reference under Clause 12.1, shall apply.

8.             Key Personnel

The following individuals (“Key Personnel”) are considered to be essential to the work being performed hereunder:

Name	Title

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

None of the Key Personnel shall be replaced in his/her role for the duration of this contract unless otherwise agreed between the parties.  Dstl shall ensure that any replacement for a role possesses similar qualifications and experience to the Key Personnel it proposes to replace.

9.             Publicity And Publication

9.1           During the term of this Agreement neither party shall use the other party’s name in any advertising or promotional material unless the other party gives its prior written approval.  The party wishing to issue such advertising or promotional material shall provide a copy thereof to the other for review.

9.2           Without prejudice to any other provision in this Agreement neither party shall publish any information obtained under this Agreement including the results of work conducted without the prior written permission of the other party.  Such permission shall not be unreasonably withheld or delayed.  Such permission shall be given where security considerations allow and subject to appropriate protection of the party’s Intellectual Property.

9.3           Any request for publication shall be submitted in writing.

9.4           In the event of any publication the provisions of HHSAR [***] shall apply.

10.          Compliance with Rules

Whilst providing the Services and carrying out the GLP Potency Assays, Dstl shall observe and comply with all applicable local legislation and any relevant regulations and codes of practice issued thereunder and with all other applicable legal or regulatory requirements and all policies, procedures, regulations and rules of Avecia or applicable at any premises of Avecia to which Dstl may have access whilst providing the Services or carrying out the GLP Potency Assays hereunder.

11.          Liability and Indemnity

11.1         Subject to Clause 11.2 below, Avecia shall defend, indemnify and hold Dstl and its directors, officers, employees and affiliates (“Dstl Indemnified Parties”) harmless from and against (1) any damage or loss suffered by the Dstl Indemnified Parties and (2) all third party claims, liabilities, judgements and other costs (including, but not limited to, reasonable attorney fees and expenses incurred in investigating, defending and settling claims and in enforcing Avecia’s obligations under this Clause 11.1) (collectively “Avecia Liabilities”) of any kind resulting from the use, sale, distribution, advertising or marketing of the Vaccine by or on behalf of Avecia.

11.2         Avecia’s obligations to Dstl Indemnified Parties under Clause 11.1 shall not extend to any Avecia Liabilities to the extent that such Avecia Liabilities arise as a result of the negligence, wilful misconduct or breach of this Agreement by the Dstl Indemnified Parties.

11.3         Dstl shall defend, indemnify and hold Avecia, and its directors, officers, employees and affiliates (“Avecia Indemnified Parties”) harmless from and against (1) any damage or loss suffered by the Avecia Indemnified Parties and (2) all third party claims, liabilities, judgements and other costs (including, but not limited to, reasonable attorney fees and expenses incurred in investigating, defending and settling claims and in enforcing Dstl’s obligations under this Clause 11.3) of any kind resulting from the negligence, wilful misconduct or breach of this Agreement by Dstl (collectively “Dstl Liabilities”).  Save to the extent that such Dstl Liabilities are due to the wilful misconduct of Dstl, Dstl’s liability under this Clause 11.3 to Avecia shall be limited to [***] per incident.

11.4         Dstl’s obligations to Avecia Indemnified Parties under Clause 11.3 shall not extend to any Dstl Liabilities to the extent that such Dstl Liabilities arise as a result of the negligence, wilful misconduct or breach of this Agreement by the Avecia Indemnified Parties or their subcontractors.

12.          FAR and HHSAR Flowdown Provisions

The FAR and HHSAR clauses contained in the Prime Contract and listed in Schedule 4 are incorporated by reference into this Agreement.

13.          Assignment and Subcontracting

13.1         Neither party to the Contract shall give, bargain, sell, assign, or otherwise dispose of the Contract or any part thereof, or the benefit or advantage of the Contract or any part thereof, without the previous consent in writing of the other party, such consent not to be unreasonably withheld or delayed.

13.2         Dstl shall not be entitled to subcontract any part of this Agreement.

14.          Entire Agreement and Scope Changes

14.1         This Agreement constitutes the entire agreement of the parties in relation to the provision of the Services and, save as set out in Clause 14.2 below, shall not be modified or varied except as agreed in writing by Avecia and Dstl.

14.2         Avecia shall be entitled to make changes to the scope of the Services or the GLP Assays by giving not less than 60 days’ notice in writing to Dstl.  In the case of a reduction in the Services or number of GLP Assays, Dstl shall carry out the reduced Services or number of GLP Assays as directed by Avecia in such written notice and the fees payable under Clause 4 shall be adjusted accordingly.  In the case of an increase in the Services or number of GLP Assays, Dstl shall provide a written proposal of the increased cost therefor and shall carry out such increased Services of GLP Assays on written agreement by Avecia.

15.          Force Majeure

15.1         Either party shall not be liable for any failure to perform or any delay in performing its obligations if the failure or delay is due directly or indirectly to any cause beyond the reasonable control of that party, which shall include but is not limited to the following:

15.1.1

any Act of God, fire, flood, explosion, accident, civil disturbance, emergency or period of armed conflict;

15.1.2

any major plant or equipment failure which results in closure of a facility;

15.1.3

the postponement of any trial or test as a result of adverse weather conditions or conditions being otherwise unsafe; and

15.1.4

in the case of the Contractor, the withdrawal of facilities or resources due to specific direction from a higher UK Government authority.

15.2         In the event of a delay arising from such circumstances, the affected party will provide full details to the other party and shall take all reasonable steps to mitigate the effect of the delay.  Performance of the party’s obligations under this contract shall be suspended for such time as the delay continues.

16.          Law, Disputes and Jurisdiction

16.1

This Agreement is governed by and shall be construed and interpreted in accordance with the laws of England and Wales. Any proceedings between the parties shall be conducted in the English language.

16.2

In the event of any dispute, difference or disagreement concerning this Agreement, the parties shall seek to resolve the matter within 30 days by referring it to the Commercial Director, Vaccines Business, Avecia Biotechnology, the Head of Commercial Services, DSTL and, if Avecia considers it necessary, the Contracting Officer under the Prime Contract.

16.3

The parties agree to refer any matter or dispute which is not able to be resolved pursuant to Clause 15.2 to settlement in good faith by Alternative Dispute Resolution (“ADR”).

16.4

In the event that a dispute arises between NIAID and Avecia which relates to the Services but which is not also the subject of a dispute between Avecia and Dstl, Dstl shall provide reasonable assistance to Avecia in order for Avecia to pursue the matter in accordance to FAR Clause [***], incorporated into the Prime Contract by reference.

Signed for and on behalf of AVECIA LIMITED by

Signature:	/s/ Derrick Nicholson

Name:	Derrick Nicholson

Position:	C.F.O.

Date:	9 December 2004

Signed for and on behalf of THE SECRETARY OF STATE FOR DEFENCE, acting through the Defence Science and Technology Laboratory by

Signature:	[***]

Name:	[***]

Position:	[***]

Date:	[***]

[Schedule 1 - The Services]

[***]

[***]

[***]

[Schedule 2 - The GLP Potency Assays]

[***]

[***]

[***]

[Schedule 3 - The Pricing Schedule]

[***]

[***]

Schedule 4 - [***]

[***]

Schedule 4 - [***]

[***]

Schedule 4 - [***]

[***]

[Schedule 5 - Quality Agreement]

[***]